Exhibit 10.22

[NEO FORM]

ONCE UPON A FARM, PBC

2025 OMNIBUS INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Pursuant to the terms and conditions of the Once Upon a Farm, PBC 2025 Omnibus Incentive Plan, as amended from time to time (the “Plan”), Once Upon a Farm, PBC, a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the right and option to purchase all or any part of the number of Shares set forth below (the “Option”). This Option award (this “Award”) is subject to the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Option:	Non-Qualified Stock Option

Participant:	[•]

Date of Grant:	[•]

Total Number of Shares Subject to this Option:	[•] Shares

Exercise Price:	$[•] per Share

Expiration Date:	[•]

Vesting Schedule:	[•]

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Stock Option Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice and have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Notwithstanding any provision of this Grant Notice or the Agreement, if you have not executed this Grant Notice within 90 days following the Date of Grant set forth above, you will be deemed to have accepted this Award, subject to all of the terms and conditions of this Grant Notice, the Agreement and the Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

ONCE UPON A FARM, PBC

Name:
Title:

PARTICIPANT

Name: [•]

SIGNATURE PAGE TO

STOCK OPTION GRANT NOTICE

EXHIBIT A

STOCK OPTION AGREEMENT

This Stock Option Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Once Upon a Farm, PBC, a Delaware corporation (the “Company”), and [•] (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1. Award. In consideration of the Participant’s past and/or continued employment with, or service to, the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of the number of Shares set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

2. Exercise Price. The exercise price of each Share subject to this Option shall be the exercise price set forth in the Grant Notice (the “Exercise Price”), which has been determined to be not less than the Fair Market Value of a Share at the Date of Grant.

3. Vesting.

(a) Except as otherwise set forth in this Section, the Option shall vest in accordance with the vesting schedule set forth in the Grant Notice. Upon the Participant’s Termination of Service prior to the Option vesting in full (but after giving effect to any accelerated vesting pursuant to this Section 3), the unvested portion of the Option (and all rights arising from such portion and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

(b) Notwithstanding anything in the Grant Notice, this Agreement or the Plan to the contrary, subject to Section 9:

(i) upon the Participant’s Termination of Service due to the Participant’s death or Disability, any portion of this Option that remains unvested shall become vested with respect to 100% of the Shares subject to this Option as of the date of such Termination of Service;

(ii) upon a Change in Control,

(A) to the extent this Option is not assumed by the surviving entity in connection with such Change in Control, any portion of this Option that remains unvested shall become vested with respect to 100% of the Shares subject to this Option as of the date of such Change in Control; or

(B) to the extent this Option is assumed by the surviving entity in connection with such Change in Control, upon the Participant’s Termination of Service by the Company or an Affiliate without Cause or by the Participant for Good Reason, in each case, during the Change in Control Protection Period, any portion of this Option that remains unvested shall become vested with respect to 100% of the Shares subject to this Option as of the date of such Termination of Service.

(c) For purposes of Section 3(b):

(i) “Change in Control Protection Period” means, with respect to a Change in Control, the period commencing on the date that is three months prior to the date on which such Change in Control is consummated and ending on the date that is 12 months after the date on which such Change in Control is consummated; and

(ii) “Good Reason” shall have the meaning set forth in the Company’s Executive Severance Plan.

4. Exercise of Option.

(a) Subject to the earlier expiration of this Option as provided herein, this Option may be exercised by (i) providing written notice to the Company in the form prescribed by the Committee from time to time at any time and from time to time after the Date of Grant, which notice shall be delivered to the Company in the form, and in the manner, designated by the Committee from time to time, and (ii) paying the Exercise Price in full in a manner permitted by Section 4(d); provided, however, that this Option shall not be exercisable for more than the percentage of the aggregate number of Shares subject to this Option with respect to which this Option has become vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice or as provided in this Section 4.

(b) This Option may be exercised only while the Participant remains an employee or other service provider of the Company or an Affiliate and will terminate and cease to be exercisable upon the Participant’s Termination of Service, except as otherwise provided pursuant to Section 6.8 of the Plan.

(c) This Option shall not be exercisable in any event after the Expiration Date set forth in the Grant Notice.

(d) The Exercise Price for the Shares as to which this Option is exercised shall be paid in full at the time of exercise in cash (including check, bank draft or money order payable to the order of the Company or wire transfer of immediately available funds). If permitted by the Committee in its sole discretion, the Exercise Price for the Shares as to which this Option is exercised may be paid (i) by delivering or constructively tendering to the Company Shares having a Fair Market Value equal to the Exercise Price (provided, such Shares used for this purpose must have been held by the Participant for such minimum period of time as may be established from time to time by the Committee to avoid adverse accounting consequences), (ii) through a broker-assisted “cashless exercise” in accordance with a Company-established policy or program for the same, (iii) by “net issuance exercise” pursuant to which the Company reduces the number of Shares otherwise deliverable upon exercise of this Option by a number of Shares with an aggregate Fair Market Value equal to the aggregate Exercise Price at the time of exercise or (iv) any combination of the foregoing. No fraction of a Share shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, the Participant shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole Shares.

(e) The holder of this Option shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of this Option unless and until such Shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 4.3(b)(iii) of the Plan.

5. Tax Withholding. To the extent that the receipt, vesting or exercise of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company regarding the payment of any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of this Award, which arrangements include the delivery of cash or cash equivalents, Shares (including previously owned Shares (which are not subject to any pledge or other security interest), net exercise, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net exercise or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or exercise of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

6. Non-Transferability. During the lifetime of the Participant, this Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed, and this Option shall be exercisable, during the Participant’s lifetime, only by the Participant. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

7. Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

8. Rights as a Stockholder. The Participant shall have no rights or privileges of a stockholder of the Company with respect to any Shares purchasable upon the exercise of any part of the Option unless and until the Participant has become the holder of record of such Shares and such Shares have been delivered to the Participant (including through electronic delivery to a brokerage account). No adjustments shall be made for dividends in cash or other property, distributions or other rights for which the record date is prior to the date of such issuance, recordation and delivery, except as otherwise specifically provided for in the Plan or this Agreement. Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

9. Execution of Receipts and Releases. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the exercise period with respect to vested Option.

10. No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of this Option thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. Unless otherwise provided in a written employment agreement or by applicable law, the Participant’s employment by the Company, or any such Affiliate, or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Participant or the Company, or any such Affiliate, or other entity for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes. The grant of this Option is a one-time benefit that was made at the sole discretion of the Company and does not create any contractual or other right to receive a grant of Awards or benefits in the future in lieu of Awards in the future, including any adjustment to wages, overtime, benefits or other compensation. Any future Awards will be granted at the sole discretion of the Company.

11. Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

Once Upon a Farm, PBC

Attn: Chief Accounting Officer

2111 San Pablo Avenue, Suite 2216

Berkeley, CA 94702

If to the Participant, at the Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

12. Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

13. Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

14. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to this Option; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company. Notwithstanding the foregoing, prior to an initial public offering, the Company may take any of the following actions (including with respect to the Shares issued under this Agreement) without the consent or authorization of the Participant or any other Person: (a) subdivide (by any split, recapitalization or otherwise) its outstanding Shares into a greater number of Shares, (b) combine (by reverse split, combination, or otherwise) its outstanding Shares into a lesser number of Shares, (c) make adjustments as determined by the Committee to prevent dilution or enlargement of the rights granted to, or available for, the Participant under the Plan or this Agreement, and (d) provide for separate classes or series of common stock such as Class A Common Stock and Class B Common Stock (including, without limitation, to provide for specific voting powers, full or limited, or no voting powers, and such designations, preferences and other applicable rights and qualifications, limitations or restrictions as provided therein).

15. Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

16. Company Recoupment of Awards. The Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with the Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission or any other Applicable Law.

17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.

18. Conformity to Securities Laws. The Participant acknowledges that this Agreement is intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, this Option shall be administered, granted and exercised only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law and the Plan, this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

19. Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the Person(s) to whom this Option may be transferred by will or the laws of descent or distribution.

20. Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

21. Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

22. Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Committee determines that this Option (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate for this Option either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

23. Incentive Stock Options. The Participant acknowledges that to the extent the aggregate Fair Market Value of Shares (determined as of the time the option with respect to the Shares is granted) with respect to which Incentive Stock Options, including this Option (if applicable), are exercisable for the first time by the Participant during any calendar year exceeds $100,000 or if for any other reason such Incentive Stock Options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. The Participant also acknowledges that an Incentive Stock Option exercised more than three (3) months after the Participant’s Termination of Service, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option. If this Option is designated as an Incentive Stock Option, the Participant shall give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Date of Grant or (b) within one (1) year after the transfer of such Shares to the Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

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